Exhibit 99.1

Press Release

SPIRIT REALTY CAPITAL, INC. ANNOUNCES CLOSING OF $500.0 MILLION UNSECURED TERM LOAN FACILITY

DALLAS— (BUSINESS WIRE)— Spirit Realty Capital, Inc. (NYSE: SRC) (“Spirit” or the “Company”), a net-lease real estate investment trust (“REIT”) that invests in single-tenant, operationally essential real estate, today announced that the Company has closed on a new, unsecured term loan facility for an aggregate amount of $500.0 million maturing on June 16, 2025, which allows funds to be drawn up to July 2, 2023. The facility also includes an accordion feature to increase the available term loan in the aggregate amount of $100.0 million (such that the term loan shall not exceed $600.0 million), subject to obtaining lender commitments and the satisfaction of certain customary conditions. Borrowing rates under the term loan are variable and subject to a ratings-based pricing grid, currently calculated as one-month Adjusted SOFR plus a 95 basis point spread based on the Company’s credit rating.

A total of thirteen lenders participated in the term loan facility, including JPMorgan Chase Bank, N.A. as a Joint Bookrunner, Joint Lead Arranger and Administrative Agent. BofA Securities, Inc., Capital One, National Association, Fifth Third Bank, National Association, Mizuho Bank, Ltd., Royal Bank of Canada, TD Bank N.A., The Bank of Nova Scotia, Truist Securities, Inc. and Wells Fargo Securities, LLC served as Joint Bookrunners and Joint Lead Arrangers. Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc. and The Huntington National Bank served as Managing Agents.

“We are pleased to complete our previously announced term loan facility,” stated Michael Hughes, Chief Financial Officer of Spirit. “This new facility provides us with significant debt capacity to pursue attractive acquisition opportunities, allows us to be patient in determining when to access the unsecured bond markets and further demonstrates the strength of our banking relationships.”

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease REIT that primarily invests in single-tenant, operationally essential real estate assets, subject to long-term leases.

As of September 30, 2022, Spirit’s diverse portfolio consisted of 2,118 owned s properties across 49 states, which were leased to 346 tenants operating in 34 industries. As of September 30, 2022, Spirit’s properties were approximately 99.8% occupied. More information about Spirit Realty Capital can be found on the investor relations page of the Company’s website at www.spiritrealty.com.

Press Release

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as “preliminary,” “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; Spirit’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit’s retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit’s ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit’s costs of borrowing as a result of changes in interest rates and other factors; Spirit’s ability to access debt and equity capital markets; Spirit’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit’s ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit’s ability to manage its expanded operations; Spirit’s ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements which are based on information that was available, and speak only, as of the date on which they were made. While forward-looking statements reflect Spirit’s good faith beliefs, they are not guarantees of future performance. Spirit expressly disclaims any responsibility to update or revise forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR CONTACT:

Pierre Revol

(972) 476-1403

InvestorRelations@spiritrealty.com